EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of United Fire Group, Inc.
(United Fire) described in the following table of our reports dated March 4, 2013, with respect to the consolidated financial statements and schedules of United Fire and the effectiveness of internal control over financial reporting of United Fire included in this Annual Report (Form 10-K) of United Fire for the year ended December 31, 2012.

Registration Statement
Form	Number	Purpose

S-8	333-42895	Pertaining to United Fire's employee stock purchase plan
S-8	333-63103	Pertaining to United Fire's non-qualified employee stock option plan
S-8	333-107041	Pertaining to the United Fire Group 401(k) plan
S-8	333-129923/ 333-178095	Pertaining to United Fire's non-qualified 2005 non-employee director stock option and restricted stock plan
S-8	333-151074	Pertaining to United Fire's 2008 Stock Plan

/s/ Ernst & Young LLP
Ernst & Young LLP
Chicago, Illinois
March 4, 2013